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                                                                   EXHIBIT 10(y)

                              EMPLOYMENT AGREEMENT


           THIS AGREEMENT, dated as of January 5, 1994 ("Agree-ment"), by and between CITIZENS FIRST NATIONAL BANK OF NEW JERSEY ("Bank"), CITIZENS FIRST BANCORP, INC. ("Company") and RODNEY
T. VERBLAAUW ("Executive").
                                  WITNESSETH:
           WHEREAS, the Bank, Company and Executive entered into an Employment Agreement dated September 19, 1989 (the "Employ-ment Agreement") and a Change-in-Control Agreement dated September 19, 1989 (the "Change-in-Control Agreement"); and
           WHEREAS, the Executive is a participant in the Bank's Benefit Equalization Plan, providing for certain retirement benefits for Executive in addition to benefits to which Executive is entitled under the Bank's Retirement Plan (the "Supplemental Plan"); and
           WHEREAS, the Bank, Company and Executive desire to re-state their respective duties and obligations concerning the employment of the Executive with the Bank and Company, and to re-state the duties and obligations of the parties in the event of a termination of the Executive's employment with the Bank or the Company; and
           WHEREAS, the Bank, Company and Executive desire to terminate the Employment Agreement and Change-in-Control Agreement and to affirm Executive's entitlement to benefits under the Supplemental Plan; and
           WHEREAS, the Bank and Company desire to continue to retain the services of the Executive and the Executive desires to continue in the employment of the Bank and Company, subject to the terms and conditions hereinafter set forth;
           NOW, THEREFORE, in consideration of the recitals, promises and covenants contained herein, the Bank, Company and Executive, intending to be legally bound, agree as follows:
          1. ENGAGEMENT. The Bank and Company agree to continue to engage the Executive and the Executive agrees to continue to serve the Bank and Company as President and Chief Administrative Officer.
          2.  TERM.  The term of this Agreement shall be three
(3) years from the effective date of this Agreement, but subject to the following conditions:
          (a) The Bank and/or the Company may terminate this Agreement for cause if in the reasonable judgment of the Bank's and/or Company's Board of Directors, the Executive (i) without justification, fails to satisfactorily perform his duties, obligations and responsibilities; (ii) willfully violates any law or banking regulation or any regulatory order or agreement issued by any governmental regulator of the Bank and/or Company;
(iii) is removed and/or permanently prohibited from participating in the conduct of the Bank's and/or Company's affairs by an order issued by a governmental regulator of the Bank and/or Company; (iv) engages in dishonesty affecting the Bank and/or

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Company either directly or indirectly; or (v) has otherwise engaged in any conduct deemed by the Bank's and/or Company's
Board of Directors as not to be in the best interest of the Bank and/or Company. If this Agreement is terminated for cause as provided in (i) or (v) above, the Bank and/or Company shall provide the Executive with thirty (30) days written notice of its intent to terminate the Agreement. If this Agreement is terminated for cause provided in (ii), (iii) or (iv) above, the Bank and/or
Company may terminate the Agreement immediately. In either case, the Executive shall be paid his compensation up through the date of termination.
          (b) The Bank and/or Company may, without cause, as determined by the Bank's and/or Company's Board of Directors, terminate this Agreement at any time by giving thirty (30) days notice to the Executive. In the event that the Agreement is terminated without cause or is terminated because of a "change in control" (as that term is defined in Paragraph 10(b) of Citizens
First Bancorp, Inc. 1985 Stock Incentive Plan), the only obligation to the Executive shall be that of the Bank to pay his compensation up through the date of termination, plus additional compensation of one year of salary, payable at the election of the Bank in a lump sum or in accordance with the payroll procedure of the Bank in effect at that time.
          (c) If the Executive dies during the term of this Agreement, this Agreement shall terminate effective the date of death. In that event, the only obligation to the Executive shall be that of the Bank to pay the pro rata portion of the Executive's fixed salary through the month during which death occurs, and an additional month of the Executive's fixed salary for each year, or part thereof, that the Executive was employed by the Bank.
          (d) If the Executive shall become disabled during the term of this Agreement, this Agreement shall terminate effective the date of the onset of disability. Notwithstanding the termination of this Agreement pursuant to this paragraph, the Executive shall be paid his compensation by the Bank through the date of disability plus additional compensation of six months salary, payable in accordance with the payroll procedure of the Bank in effect at the time, and the Executive shall remain eligible for disability benefits under the Bank's long term disability plan, as provided for by the terms of said plan. For purposes of this paragraph, the term "disability" shall mean the inability of the Executive to perform adequately his duties under this Agreement by reason of any physical or mental illness or incapacity, as determined by an independent physician selected by the Executive or his representative and confirmed by an independent physician selected by the Board of Directors of the Bank and/or
Company. For purposes of this paragraph, the term "date of onset of disability" shall be the date on which either the Executive's independent physician or the Bank's and/or Company's independent physician determines that the Executive is disabled.
          3. SERVICES. Subject to the general direction, approval and control of the Bank's and Company's Boards of Directors, the Executive shall perform all the customary and/or

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necessary duties of President and Chief Administrative Officer of the Bank and the Company.
          4. CONFIDENTIALITY. The Executive acknowledges that in the course of providing services to the Bank and the Company he will receive and be exposed to confidential information of the Bank and Company including but not limited to information concerning the Bank's and Company's operations, Bank and Company procedures, strategic plans, Bank customers and other matters of a confidential nature; and that such confidential information is a valuable, special and unique asset of the Bank's and Company's businesses. The Executive shall not, during or after the term of this engagement, disclose any confidential information to any person or entity for any reason or purpose unless required by law or court order.
          5. LOYALTY AND NON-COMPETITION. The Executive shall devote his best efforts and full and exclusive attention to the performance of his services under this Agreement. During the term of this Agreement, the Executive shall not, at any time or place, either directly or indirectly, engage in any other business or business activity without the consent of the Board of Directors of the Bank and the Company.
          6. COMPENSATION. The Bank alone shall pay the Executive and the Executive agrees to accept from the Bank alone, in full compensation for the Executive's services to the Bank and Company under this Agreement, fixed salary at the rate of $300,000 per annum, payable in accordance with the payroll procedures of the Bank in effect from time to time. The
Executive shall also be entitled to participate and receive such other benefits as provided for by the Bank's Board of Directors, and the Bank's employee benefit plans, bonus plans and other fringe benefit programs in accordance with the terms of these plans, programs and policies. The Bank's Board of Directors shall, each January, review the Executive's compensation.
          7. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank and/or Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise all or substantially all of the assets of the Bank and/or Company. Since the Bank and Company are contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder.
          8. WAIVER. The failure of either party to insist in any one or more instances upon performance of any term or condition of this Agreement shall not be construed as a waiver of future performance. The obligations of either party with respect to any such term, covenant or condition shall continue in full force and effect.
          9. TERMINATION OF PRIOR AGREEMENTS. The Bank, Company and Executive agree that the Employment Agreement and the Change-in-Control Agreement are hereby terminated and are of no further force or effect. Executive hereby releases and forever discharges the Bank, Company and their respective officers and directors from any liability whatsoever under the Employment

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Agreement and the Change-in-Control Agreement.
          10.  SUPPLEMENTAL PLAN.  The Bank hereby affirms that
Executive is a participant in the Supplemental Plan and, subject to the terms of the Supplemental Plan, is entitled to all benefits accruing to him thereunder. The benefits to which Executive may be entitled under the Supplemental Plan shall be in addition to any payments to which Executive may be entitled under Section 2 hereof.
          11. NOTICES. Any notice given under this Agreement shall be in writing and hand delivered or sent by registered or certified mail, return receipt requested:

          (a)To the Bank and Company, addressed to:
               Citizens First National Bank of New Jersey
               208 Harristown Road
               Glen Rock, New Jersey 07452
               Attn: Board of Directors

          (b)To the Executive, addressed to:
               Citizens First National Bank of New Jersey
               208 Harristown Road
               Glen Rock, New Jersey 07452

Any party may, by notice as provided above, designate a different address. Any such notice shall be effective on the date of receipt.
          12. HEADINGS. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.
          13. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey and/or the United States of America.
          14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision of this Agreement.
          15. LEGAL ADVICE. Executive has had an opportunity to consult with an attorney prior to the execution of this Agreement, and any failure to consult with attorney is solely the result of Executive's decision not to seek such advice.
          16. EFFECTIVE DATE. The effective date of this Agreement is January 5, 1994.
          17. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the Bank, Company and the Executive with respect to its subject matter. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by all parties.

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          IN WITNESS WHEREOF, the parties have executed this
Agreement this  5th day of January, 1994.
ATTEST:                        CITIZENS FIRST NATIONAL BANK
                              OF NEW JERSEY


____________________          By:     __________________

                                      Allan D. Nichols
                                      Chairman of the Board


ATTEST: CITIZENS FIRST BANCORP, INC.


____________________          By:     __________________

                                      Allan D. Nichols
                                      Chairman of the Board


WITNESS:


____________________                  __________________

                                      Rodney T. Verblaauw